Exhibit 10.7

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

Effective January 1, 2018

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

-i-

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies	16
ARTICLE 5	RETIREMENT BENEFIT	17
5.1	Retirement Benefit	17
5.2	Payment of Retirement Benefit	17
ARTICLE 6	TERMINATION BENEFIT	18
6.1	Termination Benefit	18
6.2	Payment of Termination Benefit	18
ARTICLE 7	DISABILITY WAIVER AND BENEFIT	18
7.1	Disability Benefit	18
7.2	Deferral Following Disability	19
ARTICLE 8	SURVIVOR BENEFIT	19
8.1	Survivor Benefit	19
8.2	Payment of Survivor Benefit	19
ARTICLE 9	BENEFICIARY DESIGNATION	19
9.1	Beneficiary	19
9.2	Beneficiary Designation; Change; Spousal Consent	20
9.3	Acknowledgment	20
9.4	No Beneficiary Designation	20
9.5	Doubt as to Beneficiary	20
9.6	Discharge of Obligations	20
ARTICLE 10	LEAVE OF ABSENCE	21
10.1	Paid Leave of Absence	21
10.2	Unpaid Leave of Absence	21
ARTICLE 11	TERMINATION, AMENDMENT OR MODIFICATION	21
11.1	Termination	21
11.2	Amendment	22

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Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

11.3	Plan Agreement	22
11.4	Effect of Payment	22
ARTICLE 12	ADMINISTRATION	22
12.1	Committee Duties	22
12.2	Administration of the Plan	23
12.3	Administration Upon Change In Control	23
12.4	Agents	24
12.5	Binding Effect of Decisions	24
12.6	Indemnity of Committee	24
12.7	Employer Information	24
12.8	Reliance Upon Information	24
ARTICLE 13	OTHER BENEFITS AND AGREEMENTS	25
13.1	Coordination with Other Benefits	25
ARTICLE 14	CLAIMS PROCEDURES	25
14.1	Presentation of Claim	25
14.2	Notification of Decision	25
14.3	Review of a Denied Claim	26
14.4	Decision on Review	26
14.5	Legal Action	27
ARTICLE 15	TRUST	27
15.1	Establishment of the Trust	27
15.2	Interrelationship of the Plan and the Trust	27
15.3	Distributions From the Trust	27
15.4	Participants’ Rights under the Trust	27
ARTICLE 16	MISCELLANEOUS	27
16.1	Status of Plan	27

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Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

16.2	Limitation of Rights	28
16.3	Nonalienation of Benefits	28
16.4	Unsecured General Creditor	28
16.5	Waiver	29
16.6	Employer's Liability	29
16.7	Nonassignability	29
16.8	Not a Contract of Employment	29
16.9	Furnishing Information	29
16.10	Terms	30
16.11	Captions	30
16.12	Governing Law	30
16.13	Notice	30
16.14	Successors	30
16.15	Spouse's Interest	30
16.16	Validity	30
16.17	Incompetent	30
16.18	Court Order	31
16.19	Distribution in the Event of Income Inclusion Under Code Section 409A or Other Taxation	31
16.20	Deduction Limitation on Benefit Payments	31
16.21	Insurance	32
16.22	Legal Fees To Enforce Rights After Change in Control	32
16.23	Formal Action by an Employer	32

-iv-

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

FERTITTA ENTERTAINMENT, INC.

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

Effective January 1, 2018

Landry’s Management, L.P., a Delaware limited partnership (“Management”) and each other Employer adopted a plan (the “Plan”), effective January 1, 2004, to provide benefits in the form of unfunded deferred compensation to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and business success of the Company and the Employers. Management amended and restated the Plan in order to comply with the requirements of Section 409A of the Code (as hereinafter defined), effective January 1, 2009. Since 2009, Management and its Affiliates have undergone a series of organizational restructurings, such that, among other things, Ferttita Entertainment, Inc. (the “Company”), a Texas corporation, became a parent entity of Landry’s, Inc. (formerly known as Landry’s Restaurants, Inc.) and Landry’s Management, L.P. The Company became the sponsor of the Plan in 2017 in connection with the latest restructuring transaction. The Company desires to amend and restate the Plan to reflect the effect of such restructurings effective January 1, 2018.

Purpose

The purpose of the amended and restated Plan is to provide specified benefits to a select group of management or highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Fertitta Entertainment, Inc.., a Texas corporation, and its subsidiaries, if any, that are participating employers in this Plan. The provisions of this Plan shall be interpreted in accordance with the requirements of Code section 409A and the Final Treasury Regulations thereunder, it being the intent of the parties that the Plan shall be in compliance with the requirements of said Code section and said Regulations. In order to transition to the requirements of Code section 409A and related Treasury Regulations, the Committee may make available to Participants certain transition relief provided under Notice 2006-79, as described more fully in Appendix A of this Plan.

ARTICLE 1

Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

1.1

“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, and (iii) the Golden Nugget Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2

“Annual Bonus” shall mean any compensation, in addition to Incentive Bonus and Base Salary, payable to a Participant during a Plan Year, under any Employer's annual bonus and cash incentive plans. The Administrator, in its sole discretion, shall determine whether any particular type or item of compensation shall be deemed an “Annual Bonus” for purposes of the Plan.

1.3

“Annual Deferral Amount” shall mean that portion of a Participant's Base Salary, Annual Bonus, Incentive Bonus and Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year. In the event of a Participant's Disability (if deferrals cease in accordance with Section 6.1 below), death or a Separation from Service prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4

“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the date on which the Participant’s Benefit Distribution Date, and (ii) for remaining annual installments, the Participant’s vested Account Balance shall be calculated on every applicable anniversary of such Benefit Distribution Date. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition. For purposes of this Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

1.5

“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year as reportable on the Employee’s form W-2, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for payroll taxes and for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.6

“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7

“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes signs and returns to the Committee to designate one or more Beneficiaries.

1.8

“Benefit Distribution Date” shall mean the date upon which all or an objectively determinable portion of a Participant’s vested benefits will become eligible for distribution. Except as otherwise provided in the Plan, a Participant’s Benefit Distribution Date shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles 4 through 9 or, with respect to the Golden Nugget Account, in Appendix B.

1.9

“Board” shall mean the board of directors of the Company or any Employer, or such other person or group of persons referred to in Section 16.23 hereof, in the case of the Company, or any other Employer, which is not a corporation

1.10	“Change in Control” shall be deemed to have occurred if:
(a)

Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates; (iii) an underwriter temporarily holding stock pursuant to an offering of such stock; or (iv) a corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s stock, acquires ownership of stock of the Company that, together with stock held by such person, constitutes more than sixty percent (60%) of the total fair market value or total voting power of the Company’s stock. However, if any person is considered to own already more than forty percent (40%) of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person is not considered to be a Change in Control; or

(b)

At any time during any consecutive thirty-six (36) month period (not including any period prior to the date hereof), individuals who at the beginning of such period constituted the Board of the Company (and any new director whose election by the Board of the Company or whose nomination for election by the Company’s shareholders were approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

(c)	The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than merger or consolidation (i) in which a majority of the directors of

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

the surviving entity were directors of the Company prior to such consolidation or merger, and (ii) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

(d)

The stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets. However, there is no Change in Control when there is such a sale or disposition to an entity that is controlled by the stockholders of the Company immediately after the transaction, through a transfer to (i) a stockholder of the Company immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, at least forty percent (40%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a person (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) that owns directly or indirectly, at least forty percent (40%) of the total value or voting power of the Company’s outstanding stock; or (iv) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned by a person that owns, directly or indirectly, at least forty percent (40%) of the total value or voting power of the Company’s outstanding stock.

1.11	“Claimant” shall have the meaning set forth in Section 14.1 below.
1.12

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any Code section shall include references to any successor Code section or provision.

1.13	“Committee” shall mean the committee described in Article 12.
1.14	“Company” shall mean Fertitta Entertainment, Inc., a ____________ corporation, and any successor to all or substantially all of the Company’s assets or business.
1.15

“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.16	“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5 below.
1.17	“Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Section 16.20 below.

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

1.18

“Deferral Account” shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.19	“Director” shall mean any member of the Board of any Employer.
1.20	“Director Fees” shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on its Board.
1.21

“Disability” or “Disabled” shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration. A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section.

1.22	“Disability Benefit” shall mean the benefit set forth in Article 7 or, with respect to the Golden Nugget Account, in Appendix B.
1.23	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.
1.24	“Employee” shall mean a person who is an employee of any Employer.
1.25	“Employer(s)” shall be defined as follows:
(a)

Except as otherwise provided in part (b) of this Section, the term “Employer” shall mean (i) the Company; (ii) any of its subsidiaries (now in existence or hereafter formed or acquired); and/or (iii) an entity that would be aggregated and treated as a single employer with the Company under Code section 414(b) (controlled group of corporations) or Code section 414(c) (a group of trades or businesses, whether or not incorporated, under common control).

(b)	For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

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Amended and Restated Deferred Compensation Plan

Master Plan Document

(i)	The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and
(ii)

All other entities with which the entity described above would be aggregated and treated as a single employer under Code section 414(b) (controlled group of corporations) and Code section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable. In order to identify the group of entities described in the preceding sentence, the Committee shall use an ownership threshold of at least 50% as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code section 1563 for determining a controlled group of corporations under Code section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code section 414(c).

1.26

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any section of ERISA shall include references to any successor section or provision of ERISA.

1.26A

“Golden Nugget Account” shall mean a subaccount established for assets transferred into the Plan as described in Section 1.2 of Appendix B. The Golden Nugget Account shall include a subaccount for each Participant’s “Deferral Account” and “Company Matching Account” (as each such term is defined in the Golden Nugget Plan).

1.26B	“Golden Nugget Plan” shall mean the Golden Nugget Deferred Compensation Plan, as amended and restated generally effective January 1, 2008.
1.27

“Incentive Bonus” shall mean any cash compensation, in addition to Annual Bonus and Base Salary, earned by a Participant for services rendered during a Plan Year, under any Employer's monthly, quarterly, or other bonus and cash incentive plans. The Administrator, in its sole discretion, shall determine whether any particular type or item of compensation shall be deemed an “Incentive Bonus” for purposes of the Plan.

1.28	“In-Service Scheduled Distribution” shall mean the distribution set forth in Section 4.1 below.
1.29	“Insolvent” shall mean either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor in the United States Bankruptcy Code.
1.30

“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form and Beneficiary Designation Form, which are accepted by the Committee, and (iii) whose Plan Agreement has not terminated. Notwithstanding the foregoing, to the extent a Golden Nugget Account is established for an individual in connection with the transfer of the assets in such Golden Nugget Account to this Plan, such individual shall be treated as a

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

Participant in the Plan, provided, however, that he or she may only make new deferrals under this Plan if he or she otherwise satisfies the selection, enrollment and eligibility provisions in Article 2 of this Plan.

1.31

“Plan” shall mean the Fertitta Entertainment, Inc. Amended and Restated Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time, and by any other documents that together with this instrument define a Participant’s rights to amounts credited to his or her Account Balance.

1.32

“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant and must comply with the requirements of Code section 409A.

1.33	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
1.34

“Retirement” or “Retires” shall mean, except as otherwise provided in Appendix B with respect to the Golden Nugget Accounts, with respect to a Participant, his or her Separation from Service for any reason other than death or Disability on or after the attainment of age sixty (60).

1.35

“Separation from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h). In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)

For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer. A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

(b)

For a Participant who provides services as Director, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur upon the Director’s cessation of services as a Director.

(c)

If a Participant provides services for an Employer as both an Employee and as a Director, to the extent permitted by Treas. Reg. §1.409A-1(h)(5) the services provided by such Participant as a Director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee, and the services provided by such Participant as an Employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a Director.

1.36

“Specified Employee” shall mean any Participant who is determined to be a “key employee” (as defined under Code section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Committee in accordance with Treas. Reg. §1.409A-1(i). In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(a)

The Committee’s identification of the individuals who fall within the definition of “key employee” under Code section 416(i) (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”). In applying the applicable provisions of Code section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)-2(a) without regard to (i) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg. §1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and

(b)	Each Participant who is among the individuals identified as a “key employee” in accordance with part (a) of this Section shall be treated as a Specified Employee for purposes of this Plan if such

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Participant experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.

1.37	“Survivor Benefit” shall mean the benefit set forth in Article 8.
1.38	“Termination Benefit” shall mean the benefit set forth in Article 6.
1.39	“Trust” shall mean one or more trusts established by the Company in accordance with Article 15.
1.40	“Trustee” shall mean the duly appointed and acting trustee of the Trust, and any successor thereto.
1.41

“Unforeseeable Financial Emergency” shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but an Unforeseeable Financial Emergency shall not be deemed to exist to the extent that such hardship is or may be relieved:

(a)	Through reimbursement or compensation by insurance or otherwise;
(b)	By liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship;
(c)	By cessation of deferrals under this Plan or elective contributions made by the Participant under any 401(k) plan or other deferred compensation plan maintained by an Employer;
(d)	Distributions or nontaxable loans from an Employer’s other plans or any other employer’s plans to the extent eligible;
(e)	Loans from commercial sources at reasonable commercial terms;
(f)	Bank or other savings accounts; or
(g)	Reasonable, periodic payment arrangements with a creditor.

By way of example, the need to send a Participant’s child to college or the desire to purchase or improve a home is not considered an Unforeseeable Financial Emergency.

1.42

“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that

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hiring date. The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2

Selection, Enrollment, and Eligibility

2.1Selection by Committee.Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employer, as determined by the Committee, in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.

2.2Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all by the deadline(s) established by the Committee in accordance with the applicable provisions of the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3

Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time periods set forth in the Plan, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the periods required, in accordance with the provisions of the Plan, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4

Termination of Participation and/or Deferrals. If the Committee determines, in its sole discretion, that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) to the extent permitted under Code section 409A, immediately distribute the Participant's then vested Account Balance as a Termination Benefit, and terminate the Participant's participation in the Plan.

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ARTICLE 3

Deferral Commitments/Company Contribution Amounts/Vesting/Crediting/Taxes

3.1	Minimum Deferrals.
(a)

Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Annual Bonus, Incentive Bonus and/or Director Fees in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Salary, Annual Bonus and/or Incentive Bonus	$2,000 aggregate
Director Fees	$0

If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(b)

Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2	Maximum Deferral.
(a)

Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Annual Bonus, Incentive Bonus and/or Director Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	90%
Annual Bonus	100%
Incentive Bonus	100%
Director Fees	100%

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(b)

Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, then to the extent required by Section 3.3 and Code section 409A and related Treasury Regulations, the maximum amount of the Participant’s Annual Deferral Amount, Base Salary, Annual Bonus, Incentive Bonus and/or Director Fees that may be deferred by the Participant for the Plan Year shall be determined by applying the percentages set forth in Section 3.2(a) to the portion of such compensation attributable to services performed after the date that the Participant’s deferral election is made.

3.3	Election to Defer; Effect of Election Form.
(a)

First Plan Year. A Director or selected Employee who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treas. Reg. §1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treas. Reg. §1.409A-1(c)(2), may be permitted to make an election to defer the portion of Annual Deferral Amount, Base Salary, Annual Bonus, Incentive Bonus and/or Director Fees attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Committee, which in no event shall be later than 30 days after the Participant first becomes eligible to participate in the Plan.

Any deferral election made in accordance with this Section 3.3(a) shall become irrevocable no later than the 30th day after the date the Director or selected Employee becomes eligible to participate in the Plan.

(b)

Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the December 31 preceding the Plan Year for which the election is made. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4

Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Annual Bonus, Incentive Bonus and/or Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus, Incentive Bonus or Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5	Company Contribution Amount.
(a)	For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into

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between the Participant and the Employer. Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)

For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year; provided, however, the Employer shall determine the amount credited to each Participant in a manner that does not violate any applicable nondiscrimination law.

(c)	The Company Contribution Amount described in this Section 3.5, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.
3.6	Vesting.
(a)	A Participant shall at all times be 100% vested in his or her Deferral Account.
(b)

A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer. If not addressed in such agreements, a Participant shall vest in his or her Company Contribution Account in accordance with the schedule declared by the Committee, in its sole discretion.

(c)

Notwithstanding anything to the contrary contained in this Section 3.6, upon a Change in Control or a Participant’s death while employed by an Employer, Retirement, or Disability, a Participant’s Company Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

(d)	A Participant shall be vested in his or her Golden Nugget Account, if any, in accordance with the vesting schedule(s) set forth on Appendix B.
3.7

Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

(a)

Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of

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the first calendar quarter that begins at least 30 days after the day on which the Committee gives Participants advance written notice of such change.

(b)

Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.7(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, all investments hereunder shall be considered assets of the Company, and the Participant shall remain subject to all applicable provisions of the Plan, including, without limitation, Sections 15.4 and 16.2 below. Each Participant, as a condition to his or her participation in the Plan, agrees to indemnify and hold harmless the Committee, the Company, and each Employer, and their representatives, delegates and agents, from and against any investment losses or other damages of any kind relating to the deemed investment of the Participant’s Account Balance under the Plan. No assurances are provided by any person or entity that any investment results of any Measurement Fund will be favorable and, as with most investments, there is a risk of loss.

(c)

Proportionate Allocation. In making any election described in Section 3.7(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(d)

Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes

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only, and a Participant's election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee, in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.8	FICA and Other Taxes.
(a)

Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Annual Bonus and/or Incentive Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.8.

(b)

Company Contribution Account. When a Participant becomes vested in a portion of his or her Company Contribution Account, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Annual Bonus and/or Incentive Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Contribution Amount. If necessary, the Committee may reduce the vested portion of the Participant’s Company Contribution Account in order to comply with this Section 3.8.

(c)

Distributions. The Participant’s Employer(s), or the Trustee, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the Trustee, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the Trustee.

ARTICLE 4

In-Service Scheduled Distribution; Unforeseeable Financial Emergencies;

Withdrawal Election

4.1

In-Service Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive an In-Service Scheduled Distribution from the Plan with respect to all or a portion of (i) the Annual Deferral Amount and (ii) the Company Contribution

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Amount. The In-Service Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount and the vested portion of the Company Contribution Amount that the Participant elected to have distributed as an In-Service Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.7 above to that amount, calculated as of the close of business on or around the Benefit Distribution Date designated by the Participant in accordance with this Section 4.1 (a “Scheduled Distribution”). The Benefit Distribution Date for the amount subject to an In-Service Scheduled Distribution election shall be the first day of any Plan Year designated by the Participant, which may be no sooner than 3 Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred or the vested portion of the Company Contribution Amount is actually contributed. Subject to the other terms and conditions of this Plan, each In-Service Scheduled Distribution elected shall be paid out during a 60 day period commencing immediately after the Benefit Distribution Date. By way of example, if an In-Service Scheduled Distribution is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2008, the earliest Benefit Distribution Date that may be designated by a Participant would be January 1, 20012, and the In-Service Scheduled Distribution would be paid out during the 60 day period commencing immediately after such Benefit Distribution Date. Notwithstanding anything to the contrary contained in this Section 4.1, no Participant may elect to receive an In-Service Scheduled Distribution of any amount of his or her Golden Nugget Account.

4.2

Other Benefits Take Precedence Over In-Service Scheduled Distributions. Should an event occur prior to any Benefit Distribution Date designated for a Scheduled Distribution that triggers a benefit under Articles 5, 6, 7, or 8, any Annual Deferral Amount and/or Company Contribution Amount, plus amounts credited or debited thereon, that are subject to an In-Service Scheduled Distribution election under Section 4.1 above shall not be paid in accordance with Section 4.1 above, but shall be paid in accordance with the other applicable Article.

4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.
(a)

If the Participant experiences an Unforeseeable Financial Emergency prior to the occurrence of a distribution event under Articles 5, 6, 7, or 8 or in Appendix B, the Participant may petition the Committee to suspend deferrals of Base Salary, Annual Bonus, Incentive Bonus, and Director Fees required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency. If suspension of deferrals is not sufficient to satisfy the Participant’s Unforeseeable Financial Emergency, the Participant may further petition the Committee to receive a partial or full payout from the Plan. The Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary by the Committee to satisfy the Participant’s Unforeseeable Financial Emergency.

(b)

The payout shall not exceed the lesser of (i) the Participant's vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such payout, as determined by the Committee in accordance with the provisions set forth below, or (ii) the

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amount reasonably needed to satisfy the Unforeseeable Financial Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution.

(c)

If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant’s Benefit Distribution Date for such payout shall be the date on which such Committee approval occurs, and such payout shall be distributed to the Participant in a lump sum no later than 60 days after such Benefit Distribution Date.

ARTICLE 5

Retirement Benefit

5.1

Retirement Benefit. Except as otherwise provided in Appendix B, a Participant who experiences a Separation from Service that qualifies as a Retirement shall receive, as a Termination Benefit, his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 5.2. A Participant’s Termination Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit. The Benefit Distribution Date shall be (i) the first day after the end of the six-month period immediately following the date on which the Participant Retires, if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant Retires; provided, however, if a Participant changes the form of distribution for the Termination Benefit in accordance with Section 5.2(b), the Benefit Distribution Date for the Termination Benefit shall be determined in accordance with Section 5.2(b).

5.2	Payment of Retirement Benefit.
(a)

A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit upon Retirement in a lump sum or pursuant to an Annual Installment Method of up to 15 years. If a Participant does not make any election with respect to the payment of the Termination Benefit upon Retirement, then such benefit shall be payable in a lump sum.

(b)	A Participant may change the form of payment for the Termination Benefit upon Retirement by submitting an Election Form to the Committee in accordance with the following criteria:
(i)	The election shall not take effect until at least 12 months after the date on which the election is made;

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(ii)

The new Benefit Distribution Date for the Participant’s Termination Benefit upon Retirement shall be 5 years after the Benefit Distribution Date that would otherwise have been applicable to such benefit; and

(iii)	The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Termination Benefit upon Retirement.

For purposes of applying the provisions of this Section 5.2(b), a Participant’s election to change the form of payment for the Termination Benefit upon Retirement shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Termination Benefit upon Retirement. Subject to the requirements of this Section 5.2(b), the Election Form most recently accepted by the Committee that has become effective shall govern the form of payout of the Participant’s Termination Benefit.

(c)

The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 6

Termination Benefit

6.1

Termination Benefit. Except as otherwise provided in Appendix B, a Participant who experiences a Separation from Service that does not qualify as a Retirement shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such benefit. The Benefit Distribution Date shall be (i) the first day after the end of the six-month period immediately following the date on which the Participant experiences a Separation from Service, if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service.

6.2

Payment of Termination Benefit. Except as otherwise provided in Appendix B, the Termination Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 7

Disability Waiver and Benefit

7.1

Disability Benefit. Except as otherwise provided in Appendix B, a Participant who experiences a Disability, shall receive, as a Disability Benefit his or her vested Account Balance, calculated as of the

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close of business on or around the Benefit Distribution Date for such benefit. The Benefit Distribution Date shall be the date that the Committee determines that such Participant is Disabled within the meaning of Section 1.21; provided, however, if the Participant experienced a Separation from Service prior to the date he or she was Disabled, then the Benefit Distribution Date shall be determined in accordance with Section 5.1 or 6.1 above, as applicable (and the Participant shall receive a Retirement Benefit or Termination Benefit, as applicable, and not a Disability Benefit). Except as otherwise provided in Appendix B, a Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Disability Benefit in a lump sum or pursuant to an Annual Installment Method of up to 15 years. If a Participant does not make any election with respect to the payment of the Disability Benefit, then such benefit shall be payable in a lump sum. Except as otherwise provided in Appendix B, the lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Disabled Participant’s Benefit Distribution Date, and any remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Disabled Participant’s Benefit Distribution Date.

7.2

Deferral Following Disability. If a Participant returns to employment, or service as a Director, with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3(b) above.

ARTICLE 8

Survivor Benefit

8.1

Survivor Benefit. In the event of a Participant’s death prior to the complete distribution of his or her vested Account Balance, the Participant's Beneficiary(ies) shall receive a Survivor Benefit which will be equal to the Participant's unpaid vested Account Balance, calculated as of the close of business on or around the Benefit Distribution Date for such benefit. The Benefit Distribution Date shall be the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.

8.2	Payment of Survivor Benefit. The Survivor Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 9

Beneficiary Designation

9.1

Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or

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different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2

Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, spousal consent in writing to the designation of a different Beneficiary is required to be provided in a form designated by the Committee, executed by such Participant's spouse and returned to the Committee. A Beneficiary designation that has received spousal consent cannot be changed without spousal consent. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.
9.4

No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5

Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to either (i) cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction or (ii) direct that the amount be paid into any court of competent jurisdiction in an interpleader action, and such payment shall be a full and complete discharge of any liability or obligation under the Plan or Trust Agreement to the full extent of such payment.

9.6

Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

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ARTICLE 10

Leave of Absence

10.1

Paid Leave of Absence. If a Participant is authorized by the Participant's Employer to take a paid leave of absence from the employment of the Employer and such leave of absence does not constitute a Separation from Service, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7 or 8 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3 above.

10.2

Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer to take an unpaid leave of absence from the employment of the Employer for any reason and such leave of absence does not constitute a Separation from Service, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6, 7 or 8 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any new or additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

ARTICLE 11

Termination, Amendment or Modification

11.1

Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future or that any Employer will continue to participate in the Plan or will not terminate its participation in the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and each Employer reserves the right to withdraw its participation in the Plan and both the Company and each Employer reserves the right to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its Board. However, after the Plan termination the Account Balances of such Participants shall continue to be credited with Annual Deferral Amounts attributable to a deferral election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Code section 409A and related Treasury Regulations, and additional amounts shall continue to credited or debited to such Participants’ Account Balances pursuant to Section 3.7. The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is

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effective. In addition, following a Plan termination, Participant Account Balances shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Employer may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by such Employer deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. §1.409A-3(j)(4)(ix).

11.2

Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of its Board; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 11.2 or Section 12.3 below shall be effective. Notwithstanding the foregoing provisions of this Section 11.2, by written instrument, the Plan may be amended by the Company at any time prior to a Change in Control if required to ensure that the Plan is characterized as a “top-hat plan” of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), or to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment described in the immediately preceding sentence shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

11.3

Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

11.4

Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

ARTICLE 12

Administration

12.1

Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee, which shall consist of the Board of the Company, or such committee as the Board of the Company shall appoint. The Board of the Company may remove or replace any member of a committee appointed by the Board of the Company at any time in its sole discretion. Members of the Committee may be Participants under this Plan. Any individual serving on the Committee who is a Participant shall abstain from any discussion and vote, and shall not otherwise act on any matter relating directly to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee, but shall

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be reimbursed by the Company for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Committee or any member thereof.

12.2

Administration of the Plan. The Committee shall operate, administer, interpret, construe, and construct the Plan, including without limitation, the sole discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions as may arise in connection with the Plan, including correcting any defect, supplying any omission, or reconciling any inconsistency. The Committee shall have all powers necessary or appropriate to implement and administer the terms and provisions of the Plan, including the power to make findings of fact.

12.3

Administration Upon Change In Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control Within 120 days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”), and approved by the Trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred and twenty (120) day period following the Change in Control. If an independent third party is not selected within 120 days of such Change in Control, the Committee, as described in Section 12.1 above, shall be the Administrator. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Disability, death or Separation from Service of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

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12.4

Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative).

12.5

Binding Effect of Decisions. The determination of the Committee as to the proper interpretation, construction, or application of any term or provision in the Plan and the rules and regulations promulgated hereunder shall be final, binding, and conclusive with respect to all interested parties.

12.6

Indemnity of Committee. To the full extent permitted by applicable law, the Company and each Employer shall individually and collectively indemnify and hold harmless each past, present, and future member of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, judgments, settlements, costs, expenses or liabilities (and all actions in respect thereof and any legal or other costs and expenses in giving testimony or furnishing documents in response to a subpoena or otherwise) arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Committee, any of its members, any such Employee or the Administrator, including the cost of investigating, preparing, or defending any pending, threatened or anticipated possible action, claim, suit or other proceeding, whether or not in connection with litigation in which the Committee, such Employee, or the Administrator is a party. The foregoing right of indemnification shall inure to the benefit of the successors and assigns, and the heirs, executors, administrators and personal representatives of the Committee, any such Employee, and the Administrator, and shall be in addition to all other rights to which the Committee, any such Employee, and the Administrator may be entitled as a matter of law, contract, or otherwise. The amount of indemnification during a calendar year shall not affect the fees and expenses eligible for reimbursement in any other calendar year. Indemnification shall be made on or before the last day of the calendar year following the calendar year in which the amounts or liabilities subject to such indemnification were incurred.

12.7

Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death or Separation from Service of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

12.8

Reliance Upon Information. No member of the Committee shall be liable for any decision, action, omission, or mistake in judgment in connection with the administration of the Plan, provided that he acted in good faith. Without limiting the generality of the foregoing sentence, any decision or action taken by the Committee in reasonable reliance upon information supplied to it by the Board, the Company, any Employer, legal counsel, or the Company’s independent accountants shall be deemed to have been taken in good faith. The Committee may from time to time consult with counsel who may be counsel to any Employer or other counsel, with respect to its obligations or duties hereunder, or with

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respect to any action, proceeding or question of law, and shall not be held liable with respect to any action taken or omitted, in good faith, pursuant to the advice of such counsel.

ARTICLE 13

Other Benefits and Agreements

13.1

Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14

Claims Procedures

14.1

Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2

Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
(b)

that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;
(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

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(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;
(iv)	an explanation of the claim review procedure set forth in Section 14.3 below; and
(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
14.3

Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative), if he or she disagrees with the claim denial, must file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;
(b)	may submit written comments or other documents; and/or
(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
14.4

Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;
(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;
(c)

a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

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14.5

Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 15

Trust

15.1

Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan.

15.2

Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3

Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

15.4

Participants’ Rights under the Trust. The assets of the Trust shall be held for the benefit of the Participants in accordance with the terms of the Plan and Trust Agreement. All the assets of the Trust shall remain subject to the claims of the general unsecured creditors of each Employer, and the rights of the Participants to the assets of the Trust shall be limited as provided in the Plan and Trust Agreement in the event that an Employer becomes Insolvent.

ARTICLE 16

Miscellaneous

16.1

Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and as such it is intended that the Plan be exempt from the participation, vesting, funding, and fiduciary responsibility requirements of Title I of ERISA. This Plan is also intended to qualify for simplified reporting under U.S. Department of Labor Regulation Section 2530.104-23, which provides for an alternative method of compliance for plans described in such regulation. The Plan shall be administered and interpreted (a) to the extent possible

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in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code section 409A the Final Regulations thereunder and other related Treasury guidance.

16.2	Limitation of Rights. Nothing in this Plan shall be construed to:
(a)

Give any individual who is employed by an Employer or any entity under common ownership or control with an Employer any right to be a Participant unless and until such person is designated pursuant to Section 2.1 above;

(b)

Give a Participant any rights, other than as an unsecured general creditor of each Employer with respect to any amount credited to his or her Account, until such amount is actually distributed to him or her;

(c)	Limit in any way the right of an Employer to terminate a Participant’s employment;
(d)	Give a Participant or any other person any interest in any fund, reserve or any specific asset of the Employer or any entity under common ownership or control with an Employer; or
(e)	Create a fiduciary relationship between the Participant and any Employer.

16.3Nonalienation of Benefits.No right or benefit under this Plan shall be subject to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void and without effect. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary entitled to such benefits. The withholding of taxes from benefit payments hereunder; the recovery under the Plan of overpayments of benefits previously made to a Participant; the transfer of benefit rights from the Plan to another plan; or the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation), shall not be construed as an assignment or alienation for purposes of the immediately preceding paragraph. The first sentence of this Section 16.3 shall not preclude (a) the Participant from designating a Beneficiary to receive any benefit payable hereunder upon his or her death, or (b) the executors, administrators, or other legal representatives of the Participant or his or her estate from assigning any rights hereunder to the person or persons entitled thereto. In the event that any Participant’s or Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Company or the Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of such action, any benefits that become payable shall be held as credits to the Participant’s Account or, if the Company prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of such action.

16.4

Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For

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purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.5

Waiver. No term or condition of this Plan shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Plan, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. Any waiver by any party hereto of a breach of any provision of the Plan by any other party shall not operate or be construed as a waiver by such party of any subsequent breach thereof.

16.6

Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.7

Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.8

Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.9

Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

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16.10

Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.11	Captions. Headings and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
16.12	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Texas without regard to its conflicts of laws principles.
16.13

Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Fertitta Entertainment, Inc.
Attn: General Counsel
1510 West Loop South
Houston, TX 77027

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.14

Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.15

Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of interstate succession.

16.16

Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.17

Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.

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The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.18

Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant’s benefits under the Plan to that spouse or former spouse.

16.19	Distribution in the Event of Income Inclusion Under Code Section 409A or Other Taxation.
(a)

Code Section 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code section 409A and related Treasury Regulations, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code section 409A and related Treasury Regulations, or (ii) the unpaid vested Account Balance.

(b)

Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions; provided, however, that such distributions may not occur, if they otherwise would violate Code section 409A and the related Treasury Regulations.

16.20

Deduction Limitation on Benefit Payments. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code section 162(m), then to the extent permitted by Treas. Reg. §1.409A-2(b)(7)(i), payment shall be delayed as deemed necessary to ensure that the entire amount of any distribution from this Plan is deductible. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.7 above. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code section 162(m). In the event that such date is determined to be after a Participant’s Separation from Service and the Participant to whom the payment relates is determined to be a Specified Employee, then to the extent deemed necessary to comply with Treas. Reg. §1.409A-3(i)(2), the delayed payment shall not made before the end of the six-month period following such Participant’s Separation from Service.

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Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

16.21

Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

16.22

Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board of the Company or the Board of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction. The amount of fees and expenses eligible for reimbursement during a calendar year shall not affect the fees and expenses eligible for reimbursement in any other calendar year. Reimbursement of eligible fees and expenses shall be made on or before the last day of the calendar year following the calendar year in which the fees or expenses were incurred.

16.23	Formal Action by an Employer. Any formal action herein permitted or required to be taken by the Company or an Employer shall be:
(a)	if and when a partnership, by written instrument executed by one or more of its general partners or by written instrument executed by a person or group of persons who has been

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authorized by written instrument executed by one or more general partners as having authority to take such action;

(b)

if and when a partnership, by written instrument executed by one or more of its general partners or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one or more general partners as having authority to take such action;

(c)

if and when a proprietorship, by written instrument executed by the proprietor or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by the proprietor as having authority to take such action;

(d)

if and when a corporation, by resolution of its board of directors or other governing board, or by written instrument executed by a person or group of persons who has been authorized by resolution of its board of directors or other governing board as having authority to take such action; or

(e)

if and when a joint venture, by written instrument executed by one of the joint venturers or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one of the joint venturers as having authority to take such action.

IN WITNESS WHEREOF, the Company has signed this Plan document effective as of December 31, 2017.

“Company”

Fertitta Entertainment, Inc.,
a Texas corporation

By:

Title:

Fertitta Entertainment, Inc.

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APPENDIX A

Notwithstanding any provisions of the Plan to the contrary, each Participant who has not incurred a Separation from Service and is still an Employee on December 1, 2008 shall be given an election to change his or her prior election of a form of payment under the Plan from a lump sum to installments, or from installments to a lump sum, as the case may be, and to change his or her prior election of a time for payment under the Plan, provided, however, that no such change shall be permitted with respect to any amounts scheduled for payment in 2009.  Any election pursuant to this Appendix A shall not permit benefits scheduled to be paid in 2008 to be deferred beyond 2008 and shall not permit benefits scheduled to be paid after 2008 to be accelerated and paid in 2009.  Any election pursuant to this Appendix A shall be made in accordance with the transition relief regarding changing the time and form of payment on or before December 31, 2008, provided for in the interim guidance issued under Code section 409A.

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APPENDIX B

SPECIAL PROVISIONS RELATING TO

MERGERS, ACQUISITIONS, AND OTHER TRANSFERS

Section 1.The Golden Nugget Plan

1.1Definitions.  For purposes of this Section 1:

(a)	“Annual Company Matching Amount” shall mean the amount, if any, contributed to a Participant’s Company Matching Account under the Golden Nugget Plan.
(b)

“Quarterly Installment Method” shall mean quarterly installment payments over the number of quarters selected by the Participant on an election form at the commencement of his or her participation in the Golden Nugget Plan, calculated as follows: the vested balance of the Participant’s Golden Nugget Account shall be calculated as of the close of business on the last business day of the calendar quarter in which the Participant becomes entitled to a quarterly installment payment under this Plan.  The quarterly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of quarterly payments due the Participant.  For example, if the Participant elects forty (40) quarters, the first payment shall be one-fortieth (1/40) of the vested balance of the Participant’s Golden Nugget Account, and for the following calendar quarter, the payment shall be one-thirty-ninth (1/39) of the vested balance of the Participant’s Golden Nugget Account.

(c)

“Retirement,” “Retire(s)” or “Retired” shall mean the Employee’s Separation from Service, for any reason other than an authorized leave of absence, death, Disability, or Termination of Employment (as defined in this Appendix B), on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with ten (10) Years of Service

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(d)

“Termination of Employment” shall mean the Employee’s Separation from Service with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.2

Golden Nugget Account.  There shall be established a Golden Nugget Account for each Participant participating in the Golden Nugget Plan on December 31, 2013 whose account thereunder was transferred to the Plan in connection with the merger of the Golden Nugget Plan with and into this Plan on January 1, 2014, and each such Participant shall be vested in such Golden Nugget Account in accordance with Section 1.3 below.

1.3	Vesting. Effective January 1, 2006:
(a)	A Participant shall at all times be 100% vested in the Deferral Account (as defined in the Golden Nugget Plan) balance of his Golden Nugget Account.
(b)

Annual Company Matching Amounts allocated to a Participant’s Company Matching Account of his Golden Nugget Account beginning before January 1, 2006, plus earnings thereon, shall vest in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 1 year	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(c)	Annual Company Matching Amounts allocated to a Participant’s Company Matching Account of his Golden Nugget Account, if any, on or after January 1, 2006, plus earnings thereon, shall vest

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Master Plan Document

on a class-year basis based on such vesting schedule as shall be determined by Golden Nugget in its discretion and communicated to Participants at the time Golden Nugget notified them of its decision to allocate an Annual Company Matching Amount for such Plan Year.

(d)

Notwithstanding anything to the contrary contained in this Section 1.2, the Participant’s death, Disability or Retirement, the Participant shall immediately become 100% vested in any amount of his or her Golden Nugget Account not previously vested.

(e)

Any amount of a Participant’s Golden Nugget Account not vested under this Section 1.2 when a Participant first becomes entitled to the payment of a benefit under the Plan shall be forfeited and debited against the Participant’s Account Balance.

1.4

Form of Payment.  Notwithstanding anything to the contrary in Articles 5, 6, or 7 of the Plan, a Participant who was a participant in the Golden Nugget Plan when it was merged with and into this Plan and who Retires, experiences a Termination of Employment or Disability shall be entitled to payment of the vested portion of his or her Golden Nugget Account as follows:

(a)	If so elected by the Participant on an Election Form at the commencement of his or her participation in the Golden Nugget Plan, in a single lump sum;
(b)

If so elected by the Participant on an Election Form at the commencement of his or her participation in the Golden Nugget Plan, in installments of up to forty (40) quarters pursuant to the Quarterly Installment Method; or

(c)	If the Participant failed to make an election at the commencement of his or her participation in the Golden Nugget Plan, in a single lump sum.
1.5

Time of Payment.  Except to the extent provided in Section 1.7 below, the lump sum payment shall be made, or installment payments shall commence, within the ninety (90) days beginning after the last day of the calendar quarter in which the Participant Retires, experiences a Termination of Employment or is

Fertitta Entertainment, Inc.

Amended and Restated Deferred Compensation Plan

Master Plan Document

determined to have a Disability.  Installment payments shall be paid pro rata from the Measurement Funds to which the Participant’s Golden Nugget Account balance is credited.

1.6

Delay of Payment to Specified Employee.  Notwithstanding anything herein to the contrary, if a Participant is a Specified Employee as of the date of his Retirement or Termination of Employment, payment or commencement of payment to such Participant shall not be made before the date that is six (6) months after the date of his or her Retirement or Termination of Employment (or, if earlier than the end of the six-month period, the date of death of the Participant).  Payments to which a Specified Employee would otherwise be entitled during this period shall be accumulated and paid, together with earnings under the Measurement Funds that have accrued during the six-month delay, on the first business day of the seventh (7th) month following the date of his or her Retirement or Termination of Employment.  If the Employee dies during the six-month delay, payment will be made in accordance with Article 8 of the Plan.  The determination of whether a Participant is a Specified Employee shall be made by the Committee, and all Participants shall be bound by that determination.